Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, together representing a majority of members of the Board of Directors of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, CHRISTOPHE BECK, MICHAEL C. MCCORMICK and TIMOTHY A. BEASTROM, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than 7,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, plus an indeterminate amount of interests, to be offered or sold for the Ecolab Savings Plan and ESOP, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 13th day of November, 2020.

/s/ Shari L. Ballard
Shari L. Ballard

/s/ Barbara J. Beck
Barbara J. Beck

/s/ Christophe Beck
Christophe Beck

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Michael Larson
Michael Larson

/s/David W. MacLennan
David W. MacLennan

/s/ Lionel L. Nowell, III
Lionel L. Nowell, III

/s/Victoria J. Reich
Victoria J. Reich

/s/Suzanne M. Vautrinot
Suzanne M. Vautrinot